FIRST AMENDMENT OF LEASE

This Amendment is made as of April 29, 2010 (the "**Agreement**"), by and between **NEXCEN BRANDS, INC.**, having an office at 1330 Avenue of the Americas, 34th Floor, New York, New York, 10019 ("**Tenant**"), and **1330 ACQUISITION CO. LLC**, having an office c/o Jones Lang LaSalle, 1330 Avenue of the Americas, New York, New York 10019, Attention: Building Manager ("**Landlord**").

BACKGROUND

A. Landlord is the owner of the land and the building thereon known as 1330 Avenue of the Americas, New York, New York 10019 (the "**Building**").

B. Landlord, as successor in interest to Deka First Real Estate USA, L.P., and Tenant, formerly known as Aether Holdings, Inc., are parties to the Lease dated as of September 29, 2006 (as modified hereby, the "**Lease**") for the 34th floor in the Building as described in the Lease.

C. Landlord and Tenant wish to amend the Lease as provided in this Agreement.

All capitalized terms used herein but not defined herein shall have the meanings given to them in the Lease.

NOW, THEREFORE, for good and valuable consideration, Landlord and Tenant covenant and agree that effective as of January 15, 2010 (the "**Effective Date**"), the Lease is amended as follows:

1. Rent. Subject to Sections 2 and 3 below:

(a) Fixed Rent. The Fixed Rent shall be Twenty-Five Thousand Dollars ($25,000.00) per month, payable as provided in the Lease.

(b) Escalations. Article 4 of the Lease, entitled Adjustments of Rents, shall be deleted in its entirety.

(c) Increase in Fixed Rent. Commencing on November 1, 2011, and continuing on each November 1st occurring during the balance of the Term, Fixed Rent shall be increased to be one-hundred and five percent (105%) of the Fixed Rent in effect for the immediately preceding calendar month (without taking into effect any abatement, allowance, credit offset or any other reduction in Fixed Rent in effect or otherwise owed at any time of determination of the increase in Fixed Rent for any period, including as of any November 1 or during any calendar month prior to a

November 1). Fixed Rent shall remain due and payable as provided in the Lease.

(d) No Release. Except as expressly provided in Section 2 below, the provisions of this Section 1 shall not constitute a release or other exculpation of Tenant from any of its obligations to pay all of the Fixed Rent, additional rent and all other amounts that would have been due and payable under the Lease (whether such amounts would have been due and payable before, on or after the Effective Date hereof) if Tenant's obligations to pay the same had not been modified by this Agreement (the "**Deferred Amount**").

(e) Expiration Date. For the avoidance of doubt, the Lease Expiration Date of Lease will remain May 1, 2017.

2. Forgiveness of Rent. If on and as of the Lease Expiration Date, or any earlier termination of the Lease in accordance with its terms:

(a) no event of default (or an event described in Section 24.02 of the Lease) has occurred and is continuing,

(b) Tenant surrenders and delivers the Demised Premises to Landlord vacant and good condition, and otherwise in accordance with the terms and requirements of the Lease, and

(c) all amounts then due and owing or that will become due and owing under the Lease have been irrevocably paid in full,

(clauses (a) through (c) collectively, the "**Release Conditions**"), then the Deferred Amount shall be forgiven, and Tenant shall be released from its obligation to pay the same; *except* for obligations in and under the Lease that are specifically provided in the Lease to survive the termination or expiration of the Lease.

3. Reinstatement of Rent. If (a) all of the Release Conditions are not satisfied in full on and as of the Lease Expiration Date, or any earlier termination of the Lease in accordance with its terms or (b) at any time during the Term an event of default (or an event described in Section 24.02 of the Lease) shall occur under the Lease, then the Deferred Amount shall immediately and automatically be due and payable by Tenant to Landlord in full and Sections 1 and 2 hereof shall be void and of no further force or effect.

4. Demised Premises.

(a) Location. Subject to Section 4(b) hereof, as of January 15, 2010, the Demised Premises shall be the portion of the thirty-fourth (34th) floor more specifically identified on **Exhibit A** hereto, the size of which, for the purposes of

Section 1.02 of the Lease, and for all other purposes under the Lease, the parties agree is two thousand (2,000) rentable square feet.

(b) Relocation Right At any time and from time to time during the Term, on 90 days' written notice to Tenant (but not more than three (3) times in any period of five (5) consecutive calendar years), Landlord shall have the right to relocate Tenant to any other space in the Building as Landlord deems appropriate, in Landlord's sole discretion (the "**Relocation Space**"); *provided* that

(i) the Relocation Space shall be comprised of not less than 2,000 rentable square feet, measured in accordance with the methodology now or then typically used by Landlord to measure other office space in the Building,

(ii) the Relocation Space is not required to be in any particular configuration, and

(iii) except as expressly described in this clause (iii), Landlord shall not be required to make any repairs or improvements or otherwise to perform any other work to the Relocation Space in connection with Tenant's use and occupancy thereof; except that:

(A) any space delivered to Tenant shall be "built-out" in reasonably good condition and repair for use as general office space,

(B) the space shall include one (1) reception or assistant's desk,

(C) the space shall include three (3) enclosed offices in reasonable proximity to each other as well as an open work area,

(D) Tenant shall have non-exclusive (*i.e.,* shared) use (either in the space or on the same floor) of a conference room,

(E) Tenant shall have non-exclusive use (*i.e.,* shared) (either in the space or on the same floor) of a pantry equipped with a refrigerator and sink, and

(F) Tenant shall have non-exclusive use (*i.e.,* shared) (either in the space or on the same floor) of a reasonably standard IT closet for Tenant's computer server equipment.

(c) Rent for Relocation Space. Regardless of the size of the Relocation Space, specifically including if the size of the Relocation Space is smaller than the size of the Demised Premises on the Effective Date (or on any other date after a relocation), Fixed Rent, annual increases in Fixed Rent under

Section 1(c) above and all other amounts due and payable from time to time under the Lease shall not change due to the relocation of the Demised Premises. From and after a relocation of the Demised Premises, the term "Demised Premises" shall refer to such new Relocation Space (unless the context requires otherwise).

(d) Cost Sharing. Tenant shall be solely responsible for any and all costs it incurs in connection with the first and third relocations under Section 4(b), and Landlord shall be solely responsible for any reasonable costs and expenses that Tenant incurs in connection with the second relocation under Section 4(b).

5. Defaults and Remedies.

(a) Section 24.02(a) of the Lease is hereby deleted and replaced with the following:

> 24.02 (a). If (x) Fixed Rent is not paid on the date due hereunder; or (y) Additional Rent is not paid when due and remains unpaid for fifteen (15) days after written notice from Landlord to Tenant of such non-payment of such Additional Rent; or

(b) In Section 26.01(a), the following is added as a new clause (i), and existing clauses (i) through (iii) are renumbered accordingly:

> (i) Landlord shall have the right to declare all of the Rent from the date of the termination of the Lease and the Term hereof to the last day of what would otherwise have been the natural expiration of the Term to be due and payable in full, without the need for any notice, re-entry or other act by Landlord;

(c) The following Sections are added to Article 27:

> 27.05 Right to Injunction. In the event of a breach or threatened breach by Tenant, or any persons claiming by, through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to (a) enjoin or restrain such breach, (b) invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach, and (c) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease. The right to invoke the foregoing remedies are cumulative and nonexclusive and shall not preclude Landlord from invoking any other remedy allowed under this Lease or at law or in equity.

27.06 Waiver of Redemption. Tenant, on its own behalf and on behalf of all persons claiming by, through or under Tenant, including all creditors, hereby waives any and all rights which Tenant and all such persons might have under any present or future law to redeem the Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this Lease, after Tenant has been dispossessed by a judgment or by warrant of any court or judge, or any re-entry by Landlord, or any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination is by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

27.07 Application of Rents. If the Demised Premises, or any part thereof, are relet together with other space in the Building, then the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section. Tenant acknowledges and agrees that in no event shall it be entitled to any rents collected or payable under any reletting, regardless of whether such rents exceed the Rent reserved in this Lease.

27.08 No Waiver of Damages. Nothing contained in this Section shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law.

27.09 No Counterclaims. Tenant shall not seek to remove and/or consolidate any summary proceeding or other action brought by Landlord with any action commenced by Tenant in connection with this Lease or Tenant's use and/or occupancy of the Demised Premises or otherwise.

6. **Security Deposit**. Article 36 of the Lease is hereby deleted in its entirety and replaced with the following new Article 36:

ARTICLE 36

SECURITY DEPOSIT

36.01 <u>Security Deposit</u>. Tenant shall provide to Landlord, and at all times during the Term Tenant shall maintain in full force and effect, security in the amount of Five Hundred Forty-Nine Thousand, Four Hundred Forty-Two Dollars ($549,442.00) (the "**Security Deposit**") in an unconditional, irrevocable letter of credit (as same may be amended, renewed or replaced, the "**LOC**"). If Tenant defaults in the full and prompt payment and performance of any of Tenant's covenants or obligations during the Term beyond any applicable notice and cure period, including, without limitation, a default in the payment of Fixed Rent, Monthly Rent Installment or additional rent or any other sums owing on which may become owing under this Lease beyond any applicable notice or cure period, Landlord may immediately draw the full amount of the LOC and apply the entire proceeds thereof to the payment of any amounts then due and payable under this Lease, whether such amounts have already accrued prior to such date or were accelerated, by Landlord or automatically, to become due and payable on or prior to such date.

36.2 <u>Form.</u> The LOC shall be substantially in the form of the letter of credit attached as **Exhibit C** hereto, but in any event in form and substance satisfactory to Landlord, and shall name Landlord as beneficiary, as security for the faithful performance and observance by Tenant of this Lease. The LOC shall be provided by a bank or trust company having a branch in Manhattan, New York, NY at which Landlord can make draws on the LOC, which is a member of the New York Clearing House Association, and which is otherwise satisfactory to Landlord. The LOC shall provide for partial draws and shall provide that it is automatically transferable at no charge to the Landlord, or, if there is a charge to transfer the LOC, then Tenant shall pay such charge within five (5) business days after demand by Landlord, failing which Landlord may present the LOC for payment in full.

36.3 <u>Replenishment</u>. If Landlord shall apply, use or retain all or any part of the LOC in accordance with the terms of this Lease, Tenant shall within ten (10) days after demand by Landlord deliver to or deposit with Landlord a new LOC equal to the amount used, applied or retained, as security as aforesaid, failing which Landlord shall have the same rights and remedies as under this Lease for non-payment of Rent and may draw the full amount of the LOC.

Any such sum deposited with Landlord in accordance with the preceding sentence which is not otherwise applied by Landlord in accordance with the terms hereof shall be returned to Tenant at the expiration of the Term.

36.4 Renewal. Tenant shall cause the issuing bank to renew said LOC, in the same form (or such other form as may be satisfactory to Landlord in its sole discretion) from time to time during the term of this Lease, at least thirty (30) days prior to the expiration of said LOC or any renewal thereof so that an LOC issued by the bank to Landlord shall be in force and effect at all times during the Term of this Lease; *provided*, however, that if the issuing bank declines to renew the LOC within or prior to the thirty (30) day period prior to expiration, Landlord may draw on the full amount of the LOC and hold the same as security or demand that Tenant supply a replacement LOC.

36.5 Transfer. If any sale, transfer or leasing of Landlord's interest in the Building, Landlord shall have the right to transfer the LOC and any sums collected thereunder, together with any other unapplied sums held by Landlord as security and the interest thereon, if any, to which Tenant is entitled, to the vendee, transferee or lessee, and after such transfer and upon giving notice to Tenant of such fact and the name and address of the transferee, and provided that the transferee assumes all of the obligations of Landlord hereunder, Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new owner for the return of payment of same. Landlord shall return the LOC or any sums being held by Landlord in accordance with this Section upon the expiration of the Term and surrender of the Demised Premises by Tenant in accordance with the terms hereof, and after the application thereof in accordance with the terms of this Lease.

36.6 Application. The LOC constitutes security for present and future obligations and liabilities of Tenant under this Lease. Tenant hereby expressly agrees that Landlord is not required to apply the LOC against the obligations of the Tenant in any particular order. Landlord, in its sole discretion, may apply the LOC against any obligation under this Lease that remains unpaid after the expiration of all applicable notice and cure periods in any order it may elect including, without limitation, any Fixed Rent, Monthly Rent Installment or additional rent that accrue after Tenant vacates the Demised Premises and/or any re-letting charges

incurred by Landlord as a result of Tenant vacating the Demised Premises prior to the expiration of this Lease."

7. **Address for Payments**. In Section 1.04(c) of the Lease, Landlord's information for the payment of rent is set forth on **Exhibit B** hereto.

8. **Address for Notices**. In Article 31 of the Lease, and for all purposes under the Lease, until otherwise changed in accordance with Article 31 of the Lease, the parties' respective addresses for notices shall be:

For Landlord:

1330 Acquisition Co. LLC
c/o Jones Lang LaSalle
1330 Avenue of the Americas, 18th Floor
New York, New York 10019
Attention: General Manager

with a copy to:

CWCapital Asset Management LLC
701 13th Street, NW
Suite 1000
Washington, DC 20005
Attention: Patrick Connell

with a copy to:

1330 Otéra Capital LLC
413 St. Jacques Street, Suite 700
Montreal (Quebec) Canada H2Y 1N9
Attn: Corporate Secretary

with a copy to:

Allen & Overy LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Real Estate Department

and in connection with any notice that may be sent by email to Landlord as permitted in the Lease, with a copy via email to:

pconnell@cwcapital.com and michael.aisner@am.jll.com.

For Tenant:

NexCen Brands, Inc.
1130 Avenue of the Americas, 34th Floor
New York, NY 10019
Attention: General Counsel

9. No Assignment or Subletting.

(a) Sections 35.01, 35.02 and the first paragraph of Section 35.03 of the Lease (but not clauses (a) through (m) of Section 35.03), are hereby deleted.

(b) The Lease, and any right, title or interest in, to or under the Lease, shall not be assigned, sold, conveyed or otherwise transferred, or mortgaged or encumbered, in any way, nor shall Tenant suffer or permit the Demised Premises or any portion thereof to be sublet or otherwise used or occupied by any person or entity other than Tenant, nor shall a permitted assignee further Assign this Lease, or a permitted subtenant suffer or permit its sublet Demised Premises or any portion thereof to be further sublet or otherwise used or occupied by any person or entity other than subtenant (each of the foregoing, an "Assignment") in each case without the prior written consent of Landlord. The transfer of control of Tenant, whether by the transfer of a majority of the issued and outstanding capital stock of Tenant (other than in one or more public transactions on a nationally recognized stock exchange) or any other interest in Tenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, or by merger or consolidation of Tenant with or into any other entity, whether or not Tenant is the surviving entity, shall also be deemed to be an "Assignment" of this Lease. If the Lease is nonetheless purportedly Assigned, Landlord may collect rent from the purported assignee or other occupant, and apply the net amount collected to the Rent herein reserved, but no such prohibited Assignment, or such collection of rent, shall be deemed to be a consent to an Assignment or a waiver of the provisions hereof or of the further performance by Tenant of the covenants on the part of Tenant herein contained, or the acceptance of the assignee as tenant or subtenant, or a release of Tenant from the default created by such prohibited Assignment. Subject to Landlord's relocation rights under Section 4 hereof, and all other terms and conditions of the Lease and this Agreement (including without limitation this Section 9), Landlord shall not unreasonably withhold its consent to an Assignment of this Lease.

(c) Tenant agrees that clauses (a) through (m) of Section 35.03 of the Lease are reasonable restrictions on and conditions to any Assignment under the Lease, and that Landlord's refusal to consent to an Assignment based in part, or in whole, on the failure of any such condition to have been fully satisfied shall be conclusively deemed to have been reasonable.

(d) In Section 35.03(e), (i) the amount of "50%" is changed to "100%", and (ii) the parenthetical clause in the first sentence thereof is deleted.

10. No Tenant's Changes. Article 12 of the Lease, entitled Tenant's Changes, is hereby deleted in its entirety and replaced with the following:.

> Tenant shall not make any change, alteration, addition, improvement or decoration in or to the Demised Premises, or otherwise perform any other work in or to the Demised Premises, in each case without the prior written consent of Landlord, which Landlord shall not unreasonably withhold or delay.

11. Termination Right. Without affecting any of Landlord's other rights under the Lease with respect to the termination of the Lease or otherwise, Landlord shall have the right to terminate the Lease at its sole discretion on one hundred twenty (120) days' prior written notice to Tenant.

12. Brokers. Each party covenants, represents and warrants to the other that such party has had no dealings or negotiations with any broker or agent in connection with the consummation of this Agreement other than Jones Lang LaSalle (representing Landlord) and PBS Realty Advisors LLC d/b/a/ PBS Real Estate (representing Tenant) (collectively, the "**Brokers**"). Whether or not this Agreement is executed and delivered, Landlord shall have no obligation to pay any Broker a commission with respect hereto or the procurement or negotiation hereof or otherwise. Each party covenants and agrees that it shall indemnify, defend and hold harmless the other party from and against any and all costs and expenses (including reasonable attorneys' fees and disbursements) and liabilities for any compensation, commissions or charges claimed by any broker or agent (including the Brokers) who alleges that it has dealt with the indemnifying party with respect to this Agreement or the procurement or negotiation hereof. If any lien is filed against the Demised Premises or the Building with respect to brokerage services claimed to have been performed for Tenant in connection with this Agreement, whether or not actually performed, Tenant shall discharge the same within thirty (30) days after Tenant is notified or otherwise has knowledge of same, at Tenant's expense, by filing the bond required by law, or otherwise, and paying any other necessary sums, and Tenant shall indemnify Landlord and its agents and hold them harmless from and against any and all claims, losses or liability resulting from such lien for brokerage services rendered. In no event shall either party be liable for consequential or indirect damages hereunder.

13. No Landlords' Work. Tenant is the current tenant in the Demised Premises. Tenant shall accept the Demised Premises as of the date hereof, and any Relocation Space under Section 4 above, in its current (or then-current) "as-is" condition, and Landlord shall have no obligation to do any work in or to the Demised Premises or any such Relocation Space or the Building to make it suitable and ready for Tenant's continued occupancy and use, or otherwise, other than Landlord's ongoing maintenance and repair obligations already expressly provided for in the Lease.

14. **Representations**. Tenant represents and warrants to Landlord that:

(a) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to enter into and perform its obligations under this Agreement, and

(b) this Agreement (i) has been duly authorized, executed and delivered by or on behalf of Tenant, (ii) does not violate the provisions of any requirement of law, or any agreement or other instrument to which such party is a party or by which such party or its assets are bound, (iii) does not conflict with, result in a breach of, or constitute a default under, any agreement or other instrument, or, except as permitted by such documents, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of such party's assets, and (iv) constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance its terms, except as limited by applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

15. **Surrender**. As provided in Article 23 of the Lease:

(a) On the Lease Expiration Date or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this Lease.

(b) Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in surrendering the Demised Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender the Demised Premises may be substantial, may exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord within two (2) Business Days after the date of the expiration or sooner termination of the term of this Lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Demised Premises after expiration or termination of the term of this Lease, a sum equal to two (2) times the average rent and additional rent which was payable per month under this Lease during the last six (6) months of the term of this Lease for the first sixty (60) days Tenant holds over, and three (3) times such average rent and additional rent for any period of holdover beyond sixty (60) days. The aforesaid obligations shall survive the expiration or sooner termination of the term of this Lease.

16. Ratification of Lease. Except as expressly provided in this Agreement, the Lease remains unmodified and in full force and effect.

17. Miscellaneous.

(a) Entire Agreement. This Agreement is a complete and exclusive statement of the agreement and understanding of Tenant and Landlord with respect to the amendment of the Lease effected hereby. This Agreement supersedes all prior agreements and understandings between Tenant and Landlord with respect to the amendment of the Lease effected hereby.

(b) Amendments. Any amendment, supplement or modification of or to any provision of this Agreement or the Lease, any waiver of any provision of this Agreement or the Lease and any consent to any departure from the terms of any provision of this Agreement or the Lease, shall be effective only if it is made or given in writing and signed by both Tenant and Landlord, and only in the specific instance and for the specific purpose for which the same is made or given.

(c) Mutual Negotiation of Documents. This Agreement shall not be construed more strictly against one party than the other by virtue of the fact that it was prepared by counsel for one of the parties. Each party recognizes and agrees it was represented by counsel and that all parties and their counsel have contributed substantially and materially to the negotiation and preparation of this Agreement.

(d) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(e) Successors and Assigns. This Agreement shall inure to the benefit of Landlord and Landlord's successors and assigns, and shall be binding upon and enforceable against Tenant and Tenant's successors and permitted assigns.

(f) No Third-Party Beneficiaries. This Agreement is solely for the benefit of Landlord and Tenant, and no other Person shall be a third-party beneficiary hereof or otherwise have any rights hereunder.

(g) Severability. If any one or more of the provisions hereof shall be held to be invalid, illegal or unenforceable in any respect for any reason, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(h) Counterparts; Facsimile Signatures. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original hereof and all of which taken together shall constitute one and the same agreement. This Agreement may be executed by any party by facsimile signature, which shall be deemed to be an original signature of such party hereon.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF Landlord, and Tenant have duly executed this Agreement as of the day and year first written above.

1330 ACQUISITION CO. LLC,
a Delaware limited liability company

By: 1330 Otéra Capital LLC,
a Delaware limited liability company,
its sole member

By: 1330 Otéra Capital Inc.,
a Delaware corporation, its sole member

By: ______________________
Name: Loïc Cohon
Title: Vice President

By: ______________________
Name: ALFONSO GRACEFFA
Title: VICE PRESIDENT

NEXCEN BRANDS, INC.

By: ______________________
Name: Kenneth J. Hall
Title: CEO

EXHIBIT A

Initial Premises on 34th Floor

EXHIBIT A

1330 Avenue of the Americas

between 53rd Street and 54th Street


DEMISED PREMISES
AVENUE OF THE AMERICAS
53rd STREET
EXECUTIVE OFFICE
CONF
SHARED
SEC.
RECEPTION
PANTRY (SHARED)
SERVER (SHARED)
CUBICLES

EXHIBIT B

Bank Account Information For Rent Payment

1330 Avenue of Americas – Bank Account Info

Make checks payable to "1330 Acquisition Co. LLC"

Address for checks:

1330 Acquisition Co. LLC
P.O. Box 149
Laurel, NY 11948

Overnight address for checks:

Capital One Bank
Attn: Lockbox Processing – Lockbox #149
9025 Main Road
Mattituck, NY 11952

Wiring instructions for electronic rent payments:

Name on Account:	1330 Acquisition Co. LLC
Account #:	9054038030
ABA #:	021407912

EXHIBIT C

Letter of Credit

IRREVOCABLE STANDBY LETTER OF CREDIT

Letter of Credit No.________

Issue Date: ________

Beneficiary:

1330 Acquisition Co. LLC
1330 Avenue of the Americas
New York, New York 10019
Attn: General Manager

Account Party

[Name of Account Party]
[Address of Account Party]
Attn: __________

Ladies and Gentlemen:

We hereby establish in favor of 1330 Acquisition Co. LLC (the "Beneficiary"), at the request and for the account of [**Account Party**] (the "Account Party"), with respect to the lease dated as of ________, by and between the Beneficiary, as landlord, and the Account Party, as tenant (the "Lease"), our irrevocable standby letter of credit no. ________ (the "Credit") whereby we irrevocably authorize you to draw on us, in accordance with the terms and conditions hereinafter set forth, in an amount not to exceed in the aggregate $___________ (as such amount may be reduced from time to time by draws made hereunder).

Subject to the terms hereof, funds are available to you hereunder against presentation of a completed and duly signed certificate in the form attached hereto as Annex A (the "Draw Certificate").

Partial drawings are allowed under this Credit.

It is a condition of this Credit that it is transferable in its entirety, but not in part, and may be successively transferred by the Beneficiary to any transferee, or by any transferee to any successor transferee(s). A transfer of this Credit shall be effected upon presentation to us of the original of this Credit and any amendments hereto accompanied by a request designating the transferee to whom this Credit shall be transferred, signed by the Beneficiary.

Presentation of a completed and duly signed Draw Certificate may be made on any business day for us at or prior to 5:00 p.m. (New York time) at the office of

[identify drawing office, which must be located in Manhattan, New York City]. Presentation must be made by hand, mail or courier service to such address. If your presentation is made at such office on or prior to the expiration date of this Credit in compliance with the other terms and conditions of this Credit, we hereby irrevocably undertake to honor such presentation.

Presentation of the Draw Certificate shall be the considered the sole operative instrument of drawing, and payment hereunder shall not be contingent upon presentation of the original letter of credit or any other original documents with respect thereto.

Presentation of documents may also be made by telefacsimile ("fax") fax, and in such case must be directed to fax number __________, or alternately to fax number ___________ under telephone advice to ________ or alternately to ________; provided that such fax presentation is received on or before the expiry date on this instrument in accordance with the terms and conditions of this letter of credit, it being understood that any such fax presentation shall be the considered the sole operative instrument of drawing, not contingent upon presentation of the original letter of credit or any other original documents with respect thereto.

This Credit is effective immediately and expires at our close of business on [**state expiration date**] (the "Initial Expiration Date"); *provided,* however, that this Credit shall be automatically extended without amendment for one or more additional one-year periods from the Initial Expiration Date or any subsequent expiration date, unless at least 60 days prior to such date we notify you in writing by certified mail or overnight courier, at your address set forth above (or such other address of which you notify us from time to time in a written statement referring to this Credit), that we elect not to extend this Credit for such additional period. Upon your receipt of such a notice of non-extension, you shall be entitled to make immediate demand for payment of the full amount available hereunder by presentation of a Draw Certificate.

This Credit shall be subject to the provisions of the International Standby Practices 1998, International Chamber of Commerce Publication No. 590 ("ISP98"), and as to matters not addressed by ISP98, shall be governed by the laws of the State of New York and applicable U.S. federal laws.

Very truly yours,

[Issuing Bank]

By:________________

ANNEX A

DRAWING CERTIFICATE

To: **[Name and Address of Issuing Bank]**

Re: Letter of Credit No. ________ (the "Credit")

The undersigned, a duly authorized representative of [**the then-current Beneficiary**] (the "Beneficiary"), hereby certifies to you in connection with the Credit issued by you for the account of **[Account Party]** (the "Account Party") in favor of the Beneficiary that:

> [1. Pursuant to the terms of the lease dated as of ________, by and between the Beneficiary, as landlord, and the Account Party, as tenant, the Beneficiary is entitled to payment under the Credit in the amount stated below].

or

> [2. We have received your notice of non-extension of the Credit, and accordingly we are hereby drawing the full amount available under the Credit.]

In accordance with the terms of the Credit, you are hereby directed to make payment to the Beneficiary in the amount of $__________ to its account no. __________ at ________________.

In Witness Whereof, the undersigned has executed and delivered this certificate as of **[date of draw]**.

[**Name of Beneficiary**]

By:__________________
Name:
Title: